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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   February 28, 1997
                                                --------------------------------


Garden State Newspapers, Inc.
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)



Delaware                                                         22-2675173
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission               (IRS Employer
    of incorporation)                 File Number)           Identification No.)



1560 Broadway, Suite 1450, Denver, CO                                 80202
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code   (303) 837-0886
                                                  ------------------------------


                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


                                Amendment No. 1

    The Company's current report on Form 8-K, dated March 5, 1997, is hereby amended and supplemented as follows.

    Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

================================================================================

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

The following Financial Statements and Pro Forma Financial Information are hereby filed as a part of this report.

(a)      Financial Statements of Business Acquired

         (1) Audited combined financial statements of the operations and the assets acquired and liabilities assumed in conjunction with the February 28, 1997, acquisition of the Sentinel & Enterprise, The Daily News, The Daily Nonpareil and various related publications, (also referred to as Acquired Newspapers II) for the years ended December 31, 1996, December 30, 1995 and December 31, 1994, respectively.


(b)      Pro Forma Financial Information (Unaudited)

         (1) Unaudited pro forma condensed consolidated statement of operations for the nine months ended March 31, 1997, and the year ended June 30, 1996.

                         Combined Financial Statements

                             Acquired Newspapers II
                         (Formerly Divisions of Thomson
                                Newspapers Inc.)


                         Years ended December 31, 1996,
                    December 30, 1995 and December 31, 1994
                      with Report of Independent Auditors

                             Acquired Newspapers II
                (Formerly Divisions of Thomson Newspapers Inc.)

                         Combined Financial Statements


               Years ended December 31, 1996, December 30, 1995,
                             and December 31, 1994


                                    CONTENTS

Report of Independent Auditors ..........................................  1

Audited Combined Financial Statements

Combined Statements of Assets Acquired and Liabilities Assumed...........  2
Combined Statements of Operations........................................  3
Combined Statements of Cash Flows .......................................  4
Notes to Combined Financial Statements ..................................  5

                         Report of Independent Auditors

Board of Directors
Garden State Newspapers, Inc.

We have audited the accompanying combined statements of assets acquired and liabilities assumed of the Acquired Newspapers II (formerly Divisions of Thomson Newspapers Inc.--see Note 1) as of December 31, 1996 and December 30, 1995, and the related combined statements of operations and cash flows for the years ended December 31, 1996, December 30, 1995, and December 31, 1994. These financial statements are the responsibility of Acquired Newspapers' II management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The combined statements of net assets acquired and liabilities assumed have been prepared pursuant to the Asset Purchase Agreement described in Note 1 between Thomson Newspapers Inc. and Garden States Newspapers, Inc. dated February 27, 1997, and are not intended to be a complete presentation of the combined assets and liabilities of the Acquired Newspapers II.

In our opinion, the combined statements of assets acquired and liabilities assumed referred to above present fairly, in all material respects, the combined assets acquired and liabilities assumed of the Acquired Newspapers II as of December 31, 1996 and December 30, 1995 pursuant to the Asset Purchase Agreement referred to in Note 1 in conformity with generally accepted accounting principles, and the combined statements of operations and cash flows of the Acquired Newspapers II referred to above present fairly, in all material respects, the operations and cash flows for the years ended December 31, 1996, December 30, 1995 and December 31, 1994 in conformity with generally accepted accounting principles.


                                                              ERNST & YOUNG LLP



Denver, Colorado
April 23, 1997

                             Acquired Newspapers II
                (Formerly Divisions of Thomson Newspapers Inc.)

         Combined Statements of Assets Acquired and Liabilities Assumed


                                                         DECEMBER 31   DECEMBER 30
                                                            1996          1995
                                                         -------------------------
                                                              (in thousands)
ASSETS ACQUIRED
Current assets:
   Cash                                                    $     1       $     1
   Trade accounts receivable, less allowance for
     doubtful accounts of $237 and
     $284, respectively                                      2,476         2,655
   Other receivables                                             1             2
   Inventories of newsprint and supplies                       454           438
   Prepaid expenses and other current assets                   111            85
                                                           ---------------------
Total current assets                                         3,043         3,181

Property, plant and equipment:
   Land                                                        566           566
   Buildings and improvements                                4,536         4,536
   Machinery and equipment                                  12,344        11,158
                                                           ---------------------
Total property, plant and equipment                         17,446        16,260
   Less accumulated depreciation and amortization           11,119        10,182
                                                           ---------------------
Net property, plant and equipment                            6,327         6,078
                                                           ---------------------
                                                           $ 9,370       $ 9,259
                                                           =====================

LIABILITIES ASSUMED AND NET ASSETS ACQUIRED
Current liabilities:
   Trade accounts payable                                  $    21            20
   Accrued employee compensation                               249           256
   Accrued liabilities                                         211           338
   Unearned income                                             684           541
                                                           ---------------------
Total current liabilities assumed                            1,165         1,155

Net assets acquired                                          8,205         8,104
                                                           ---------------------
                                                           $ 9,370       $ 9,259
                                                           =====================


See accompanying notes.

                             Acquired Newspapers II
                (Formerly Divisions of Thomson Newspapers Inc.)

                       Combined Statements of Operations


                                                      FISCAL YEARS ENDED
                                            DECEMBER 31  DECEMBER 30   DECEMBER 31
                                               1996         1995          1994
                                            --------------------------------------
                                                       (in thousands)
Revenues:
   Advertising                               $15,057       $15,408       $15,571
   Circulation                                 6,520         6,698         6,420
   Other                                       1,838         1,660         1,071
                                             -----------------------------------
Total revenues                                23,415        23,766        23,062

Costs and expenses:
   Cost of sales                               6,910         6,494         5,935
   Selling, general and administrative         9,935        10,353        10,208
   Depreciation                                  937           751           757
                                             -----------------------------------
Total costs and expenses                      17,782        17,598        16,900
                                             -----------------------------------
Income before income taxes                     5,633         6,168         6,162

Income tax expense                             2,253         2,467         2,465
                                             -----------------------------------
Net income                                   $ 3,380       $ 3,701       $ 3,697
                                             ===================================


See accompanying notes.

                             Acquired Newspapers II
                (Formerly Divisions of Thomson Newspapers Inc.)

                       Combined Statements of Cash Flows


                                                                   FISCAL YEARS ENDED
                                                        DECEMBER 31     DECEMBER 30   DECEMBER 31
                                                           1996            1995          1994
                                                         ----------------------------------------
                                                                    (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                            $ 3,380        $ 3,701        $ 3,697
   Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation                                            937            751            757
     Provision for losses on accounts receivable             (47)             8             58
     Changes in operating assets and liabilities:
       (Increase) decrease in accounts receivable            227           (202)          (171)
       (Increase) decrease in inventories                    (16)          (119)            36
       Increase in prepaid expenses and other assets         (26)            (3)           (89)
       Increase (decrease) in accounts payable and
         accrued liabilities                                (133)           (18)          (102)
       Increase (decrease) in unearned income                143            (15)            51
                                                         -------------------------------------
Net cash flows from operating activities                   4,465          4,103          4,237

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of machinery and equipment                       (1,186)          (579)          (221)
                                                         -------------------------------------
Net cash flows from investing activities                  (1,186)          (579)          (221)

CASH FLOWS FROM FINANCING ACTIVITIES
Transfer to Thomson Newspapers Inc.                       (3,279)        (3,524)        (4,016)
                                                         -------------------------------------
Net cash flows from financing activities                  (3,279)        (3,524)        (4,016)

Increase (decrease) in cash                                   --             --             --
Cash at beginning of year                                      1              1              1
                                                         -------------------------------------
Cash at end of year                                      $     1        $     1        $     1
                                                         =====================================


See accompanying notes.

                             Acquired Newspapers II
                (Formerly Divisions of Thomson Newspapers Inc.)

                     Notes to Combined Financial Statements

                               December 31, 1996

1. COMBINED FINANCIAL STATEMENTS

The accompanying combined financial statements reflect the operations of the Sentinel & Enterprise, The Daily News, The Daily Nonpareil and various related publications (collectively referred to as the "Acquired Newspapers" or "Acquired Newspaper II"), which operated as various divisions of Thomson Newspapers Inc. On February 27, 1997 pursuant to a signed Asset Purchase Agreement, Thomson Newspaper Inc. ("Thomson") sold substantially all of the assets used in the publication of the Acquired Newspapers to Garden State Newspapers, Inc. ("Garden State"). In addition, Garden State agreed to assume certain liabilities directly related to the operation of the Acquired Newspapers. The Acquired Newspapers are in the business of publishing daily and weekly newspapers.

The accompanying combined financial statements include the accounts of the Acquired Newspapers described above. These statements are presented as if the Acquired Newspapers had existed as an entity separate from its parent, Thomson, during the periods presented and include the historical assets, liabilities, revenue and expenses that are directly related to the operations of the Acquired Newspapers. All transactions between the Acquired Newspapers have been eliminated upon combination. Because the Acquired Newspapers operations were included in the financial statements of Thomson on a divisional basis, there are no separate historical equity accounts for the Acquired Newspapers. The financial information included herein may not necessarily be indicative of what the financial position, results of operations or cash flows would have been if the Acquired Newspapers were a separate, stand-alone company during the periods presented.

2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses.
Actual results could differ from these estimates.

                            Acquired Newspapers II
                (Formerly Divisions of Thomson Newspapers Inc.)

                     Notes to Combined Financial Statements

2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

INVENTORIES

Inventories, which largely consist of newsprint, are valued at a standard intercompany cost charged by Thomson. The Acquired Newspapers unaudited pro forma cost of sales related to newsprint used would have been approximately $6.9 million, $6.5 million and $5.2 million for the years ended December 31, 1996, December 30, 1995 and December 31, 1994, respectively, based on Garden State's average historical newsprint costs.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are recorded at cost. Buildings and machinery and equipment are depreciated using the straight-line method over the expected useful lives of individual assets.

LONG-LIVED ASSETS

The carrying value of long-lived assets is reviewed annually; if at any time the facts or circumstances at any of the Acquired Newspapers operations indicate impairment of long-lived asset values, as a result of a continual decline in performance or as a result of fundamental changes in a newspaper's market, a determination is made as to whether the carrying value of the newspaper's long-lived assets exceeds estimated realizable value. For purposes of this determination, estimated realizable value is evaluated based on values placed on comparable newspaper properties, generally based on a multiple of revenue and operating profit (before depreciation and amortization).

INCOME TAXES

The operations of the Acquired Newspapers have historically been included in Thomson's federal and state income tax returns. For the combined statements of operations the provision for income tax expense was calculated on a separate return basis at an effective combined federal and state tax rate of 40%. Under the terms of the Asset Purchase Agreement all tax assets and liabilities are excluded from the purchase and accordingly have not been reflected in the combined statements of assets acquired and liabilities assumed.

                             Acquired Newspapers II
                (Formerly Divisions of Thomson Newspapers Inc.)

               Notes to Combined Financial Statements (continued)

3. PENSION AND 401(k) PLANS

Certain employees of the Acquired Newspapers participated in Thomson's defined benefit pension plan (the "Plan"). The cost of an employees participation in the Plan is based on an estimate from Thomson, the cost of which has been included in the accompanying financial statements. Upon acquisition the Plan benefits were frozen and the participants were fully vested in those benefits. However, because Garden State did not acquire the Plan or any ongoing, liability of participation in the Plan, no disclosure of the Plan's asset, liabilities, service cost, interest cost or other component of pension expense has been included herein. Expenses associated with this Plan for the years ended December 31, 1996, December 30, 1995 and December 31, 1994 were $131,327, $129,969 and $105,585, respectively.

The expense associated with the 401(k) plan for the years ended December 31, 1996, December 30, 1995 and December 31, 1994 was immaterial to the combined financial statements.

                         GARDEN STATE NEWSPAPERS, INC.
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

The accompanying unaudited pro forma consolidated statements of operations for the nine months ended March 31, 1997, and the year ended June 30, 1996, give effect to the acquisition of substantially all the assets used in publishing the Pasadena Star-News, Whittier Daily News, San Gabriel Valley Tribune, Times-Standard, The Evening Sun and various related publications purchased on October 31, 1996; the February 28, 1997, acquisition of the Sentinel & Enterprise, The Daily News and The Daily Nonpareil and various related publications; and the sale of the Potomac News on February 13, 1997, collectively referred to as the "Acquisitions/Disposition," as if the acquisitions and disposition had occurred on July 1, 1996 and July 1, 1995, respectively.

These pro forma statements are not necessarily indicative of the future operations or of the consolidated results of operations had the Acquisitions/Disposition actually taken place on July 1, 1996 or July 1, 1995. The pro forma financial information should be read in conjunction with the Company's historical financial statements and notes thereto appearing in the Company's Forms 10-K and 10-Q for the periods ending June 30, 1996 and March 31, 1997, respectively.

The Company has previously filed Form 8-Ks for the October 31, 1996, acquisition and the February 13, 1997, disposition described above. No pro forma balance sheet was filed as the assets acquired have been included in the balance sheet filed as a part of the March 31, 1997, Form 10-Q.

                 GARDEN STATE NEWSPAPERS, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                       Nine Months Ended March 31, 1997
                                (In Thousands)

                                                           (Note 1)                (Note 2)            (Note 3)
                                                          October 31,             February 13,        February 28,
                                                             1996                    1997                1997
                                                          Acquisition             Disposition         Acquisition
                                                             and                     and                 and
                                                           Pro Forma               Pro Forma           Pro Forma           Total
                                           As Reported    Adjustments             Adjustments         Adjustments        Pro Forma
                                           -----------    -----------             -----------         -----------        ---------
 OPERATING REVENUES  . . . . . . . . . .    $ 215,819      $ 23,225               $ (7,524)(a)        $ 15,282           $ 246,802

 COST AND EXPENSES
  Cost of sales  . . . . . . . . . . . .       77,260         7,539 (a)(c)(d)       (2,617)(a)           4,245 (a)          86,427
  Selling, general & administrative  . .       91,925         9,571 (b)(c)          (2,790)(a)           6,408 (b)(c)      105,114
  Depreciation & amortization  . . . . .       17,290         2,151 (e)               (810)(a)           1,547 (d)          20,178
  Interest expense . . . . . . . . . . .       23,145         3,303 (f)                 --                 185 (e)          26,633
  Other (net)  . . . . . . . . . . . . .       15,735            --                     32 (a)              --              15,767
                                             --------      --------               --------            --------           ---------
  TOTAL COST & EXPENSES  . . . . . . . .      225,355        22,564                 (6,185)             12,385             254,119
 GAIN ON SALE OF NEWSPAPER PROPERTY  . .       30,883            --                     --                  --              30,883
 INCOME BEFORE INCOME TAXES  . . . . . .       21,347           661                 (1,339)              2,897              23,566
 INCOME TAX BENEFIT (EXPENSE)  . . . . .          397           (16)(g)                (32)(b)            (191)(f)             158
                                             --------      --------               --------            --------           ---------
 NET INCOME  . . . . . . . . . . . . . .     $ 21,744      $    645               $ (1,371)           $  2,706           $  23,724
                                             ========      ========               ========            ========           =========


           See notes to unaudited pro forma financial information.

                 GARDEN STATE NEWSPAPERS, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                           Year Ended June 30, 1996
                                (In Thousands)

                                                           (Note 1)                (Note 2)            (Note 3)
                                                          October 31,             February 13,        February 28,
                                                             1996                    1997                1997
                                                          Acquisition             Disposition         Acquisition
                                                             and                     and                 and
                                                           Pro Forma               Pro Forma           Pro Forma           Total
                                           As Reported    Adjustments             Adjustments         Adjustments        Pro Forma
                                           -----------    -----------             -----------         -----------        ---------
 OPERATING REVENUES  . . . . . . . . . .   $ 245,430      $ 68,912                $ (12,040)(a)       $ 23,688           $ 325,990

 COST AND EXPENSES
  Cost of sales  . . . . . . . . . . . .      98,469        28,700 (a)(c)(d)         (4,525)(a)          7,086 (a)(c)      129,730
  Selling, general & administrative  . .     102,238        24,611 (b)(c)            (4,287)(a)          9,602 (b)(c)      132,164
  Depreciation & amortization  . . . . .      21,841         6,453 (e)               (2,369)(a)          2,321 (d)          28,246
  Interest expense . . . . . . . . . . .      27,414         9,909 (f)                   --                278 (e)          37,601
  Other (net)  . . . . . . . . . . . . .       4,511            --                     (223)(a)             --               4,288
                                           ---------      --------                ---------           --------           ---------
  TOTAL COST & EXPENSES  . . . . . . . .     254,473        69,673                  (11,404)            19,287             332,029
 GAIN ON SALE OF NEWSPAPER PROPERTY  . .       8,291            --                       --                 --               8,291
                                           ---------      --------                ---------           --------           ---------
 INCOME (LOSS) BEFORE
  INCOME TAXES . . . . . . . . . . . . .        (752)         (761)                    (636)             4,401               2,252
 INCOME TAX BENEFIT (EXPENSE)  . . . . .       2,012            -- (g)                 (274)(b)           (289)(f)           1,449
                                           ---------      --------                ---------           --------           ---------
 NET INCOME (LOSS) . . . . . . . . . . .   $   1,260      $   (761)               $    (910)          $  4,112           $   3,701
                                           =========      ========                =========           ========           =========

           See notes to unaudited pro forma financial information.

                         GARDEN STATES NEWSPAPERS, INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


NOTE 1:  UNAUDITED PRO FORMA ADJUSTMENTS FOR THE OCTOBER 31, 1996, ACQUISITION

         The following are pro forma adjustments to the historical financial statements of the newspapers acquired on October 31, 1996. Actual operations of these newspapers have been included from November 1, 1996.

         (a) Adjust cost of sales to reflect the newsprint savings of adjusting the web width of the presses to 50 inches and to reflect the Company's historical cost of newsprint.

         (b) Pension expense was eliminated as the pension plan was not acquired and no new defined benefit pension plan will be installed at any of the acquired newspapers.

         (c) Certain personnel who were employed by the newspapers prior to acquisition were not hired or replaced by Garden State subsequent to the acquisition. Accordingly, the cost of employing these individuals has been eliminated.

         (d) Effective with the acquisition, certain cost savings have been implemented with respect to the acquired newspapers including the cost of acquiring plates, comics, TV books and Sunday magazines. The cost savings have been reflected as a pro forma adjustment.

         (e) Depreciation and amortization expense of the acquired assets has been adjusted to reflect the fair market value of the acquired assets and the useful lives assigned to these assets.

         (f) Interest expense has been adjusted to reflect the borrowings and rates of debt utilized in the acquisition of the assets.

         (g) Income taxes reflect the estimated state taxes that would be due if Garden State had owned the acquired newspapers during the pro forma periods presented. Historical income taxes have been eliminated.

                         GARDEN STATE NEWSPAPERS, INC.
         NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION--CONTINUED

NOTE 2:  UNAUDITED PRO FORMA ADJUSTMENTS FOR THE FEBRUARY 13, 1997, DISPOSITION

         The following pro forma adjustments have been made to reflect the February 13, 1997, sale of the Potomac News.

         (a) Eliminate revenues and expenses directly associated with the operations of the Potomac News.

         (b) Income taxes have been adjusted to eliminate the deferred tax benefit associated with the Potomac News assets and liabilities.


NOTE 3:  UNAUDITED PRO FORMA ADJUSTMENTS FOR THE FEBRUARY 28, 1997, ACQUISITION

         The following are pro forma adjustments to the historical financial statements of the newspapers acquired on February 28, 1997. Actual operations of these newspapers have been included from March 1, 1997.

         (a) Adjust cost of sales to reflect the newsprint saving of adjusting the web width of the presses to 50 inches and to reflect the Company's historical cost of newsprint.

         (b) Pension expense was eliminated as the pension plan was not acquired and no new defined benefit pension plan will be installed at any of the acquired newspapers.

         (c) Certain adjustments have been made to compensation to reflect the Company's cost after acquisition.

         (d) Depreciation and amortization expense of the acquired assets has been adjusted to reflect the fair market value of the acquired assets and the useful lives assigned to these assets.

         (e) Interest expense has been adjusted to reflect the borrowings and rates of debt utilized in the acquisition of the assets.

         (f) Income taxes reflect the estimated state taxes that would be due if Garden State had owned these acquired newspapers during the pro forma periods presented. Historical income taxes have been eliminated.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GARDEN STATE NEWSPAPERS, INC.


Date: May 12, 1997                      By: /s/ Joseph J. Lodovic, IV
                                           ----------------------------------
                                           Joseph J. Lodovic, IV
                                           Executive Vice President,
                                           Chief Financial Officer